Microsoft Word 10.0.2627;UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of report (date of earliest event reported): November 8, 2004
                                                         ----------------

                          MANCHESTER TECHNOLOGIES, INC.
             (Exact name of Registrant as specified in its charter)
                           New York                0-21695       11-2312854
           (State or other jurisdiction        (Commission     (I.R.S. Employer
        of incorporation or organization)        File Number)    I.D. Number)

             160 Oser Avenue, Hauppauge, New York                   11788
             (Address of principal executive offices)            (Zip Code)

       Registrant's telephone number, including area code: (631) 435-1199

          (Former name or former address, if changed since last report)

Item 8.01    Other Events

     Manchester Technologies, Inc.'s (the "Company") common stock is traded on the Nasdaq National Market. The Company hereby invokes the exemption available to "controlled companies" pursuant to NASD Rule 4350(c)(5). Rule 4350(c)(5) exempts a "controlled company" from the independent directors requirements of NASD Rule 4350(c). A "controlled company" is a company of which more than 50% of the voting power is held by an individual, a group or another company. Rule 4350(c)(5) requires that a controlled company relying on this exemption disclose that it is a controlled company and the basis for such determination.


         The Company is a controlled company as defined pursuant to Rule 4350(c)(5) because Barry R. Steinberg, the Company's Chairman of the Board, President, and Chief Executive Officer currently owns (and has owned since the Company's initial public offering), more than 50% of the Company's outstanding common stock. Accordingly, the Company is relying upon the exemption available to "controlled companies" pursuant to Rule 4350(c)(5).

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:      November 8, 2004


                                  MANCHESTER TECHNOLOGIES, INC.
                                  (Registrant)

                                  By:    /S/ Barry R. Steinberg
                                        --------------------
                                        Barry R. Steinberg
                                        President and Chief Executive Officer